EXHIBIT 10.9

REVOLVING LINE OF CREDIT AGREEMENT

Intending to be legally bound by this REVOLVING LINE OF CREDIT AGREEMENT (this “Agreement”), dated effective as of March 1, 2026 (“Effective Date”), Independence Investors LLC, a Delaware limited liability company (“Lender”), hereby establishes a credit facility (the “Credit Facility”) in favor of Independence Power Holdings, Inc., a Nevada corporation (“Borrower”), under which the Lender will extend credit to the Borrower from time to time until April 30, 2027 (the “Credit Maturity Date”), by way of Advances pursuant to Section 2.1 hereof. Each extension of credit shall be in such amount as the Borrower may request, but the aggregate principal amount of all extensions of credit at any one time outstanding shall not exceed Four Million and 00/100 Dollars ($4,000,000.00) (the “Credit Limit”). At the discretion of Lender, Borrower may obtain credit, repay without penalty, and obtain further credit as provided for under this Agreement, from the date hereof until the Credit Maturity Date, in either the full amount of the Credit Limit or any lesser sum.

RECITALS:

WHEREAS, Borrower has requested Lender to provide Borrower with a Four Million and 00/100 Dollar ($4,000,000.00) revolving line of credit; and

WHEREAS, Lender is willing to provide such a credit facility to Borrower upon the terms and subject to the conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual promises herein contained and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

SECTION 1

DEFINITION OF TERMS

1.1 Definitions. As used in this Agreement, all exhibits and schedules hereto and in any note, certificate, report, or other Loan Documents (as defined in this Section 1.1) made or delivered pursuant to this Agreement, the following terms have the meanings assigned to them in this Section 1.1 or in the Section or recital referred to below:

“Account” and “Account Receivable” includes accounts, accounts receivable, notes, notes receivable, rental agreements and other rights to collect rent, contract rights, drafts, acceptances, instruments, chattel paper, general intangibles, and other forms of obligation or rights to payment and receivables, whether or not yet earned by performance, including state and federal tax refunds.

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“Account Debtor” means the party who is obligated on or under any Account or contract right.

“Advance” means an advance by Lender to Borrower under the Revolving Loan.

“Affiliate” of a Person means any Person controlling, controlled by or under common control with, such Person.

“Agreement” means this Loan and Security Agreement, including the Schedules and Exhibits hereto, as the same may be modified, amended, renewed, extended, or restated from time to time.

“Applicable Rate” has the meaning set forth in Section 2.6 hereof.

“Business Day” means any day other than a Saturday, Sunday, or day on which banks are authorized to be closed under the laws of the State of Texas.

“Code” means the Internal Revenue Code of 1986, as amended, and all regulations promulgated, and rulings issued thereunder.

“Constituent Documents” means, with respect to any Person, its partnership agreements, limited liability company agreements, operating agreements, articles of organization, regulations, articles or certificate of incorporation, bylaws, organizational documents, trust agreement, or such other document as may govern such Person’s formation, organization, and management.

“Credit Limit” means Four Million and 00/100 Dollars ($4,000,000.00) or such other amount to which the limit of the Revolving Loan has been increased pursuant to and in accordance with Section 2.5 hereof.

“Credit Maturity Date” means April 30, 2027.

“Debtor Laws” means all applicable liquidation, conservatorship, bankruptcy, moratorium, arrangement, receivership, insolvency, reorganization, or similar laws from time to time in effect affecting the rights of creditors generally.

“Depository Accounts” has the meaning set for in Section 5.9 hereof.

“Equipment” means any “equipment” as such term is defined in Section 9.102(33) of the UCC, including, without limitation, all machinery, equipment, furnishings, fixtures, leasehold improvements, vehicles, and computers and other electronic data-processing and other office equipment now owned or hereafter acquired by Borrower.

“Event of Default” has the meaning set forth in Section 7 hereof.

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“GAAP” means those generally accepted accounting principles and practices, applied on a consistent basis, which are recognized as such by the American Institute of Certified Public Accountants acting through its Accounting Principles Board and the Financial Accounting Standards Board and/or their respective successors and which are applicable in the circumstances as of the date in question.

“Governmental Authority” means, with respect to any Person, any government (or any political subdivision or jurisdiction thereof), court, bureau, agency, or other governmental authority having jurisdiction over such Person or any of its business, operations, or Properties.

“Governmental Authorization” means any approval, consent, license, permit, waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Authority or pursuant to any Legal Requirement.

“Indebtedness” means all present and future indebtedness, obligations, and Liabilities and all renewals and extensions thereof, or any part thereof, now or hereafter owed to Lender by Borrower and its Affiliates, whether arising pursuant to any of the Loan Documents or otherwise, and all renewals and extensions thereof, together with all interest accruing thereon and costs, expenses, and attorneys’ fees incurred in the enforcement or collection thereof.

“Legal Requirement” means any federal, state, local, municipal, foreign, international, multi-national, or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty as in effect on the date in question.

“Liabilities” means (without duplication), with respect to any Person, all indebtedness, obligations, and liabilities of such Person, including, without limitation, (a) all “liabilities” that would be reflected on a balance sheet of such Person, (b) all obligations of such Person in respect of any guaranty, letter of credit, or bankers’ acceptance, (c) all obligations of such Person in respect of any capital lease, (d) all obligations, indebtedness, and liabilities secured by any Lien or any security interest on any property or assets of such Person, and (e) any obligation to redeem or repurchase any of such Person’s Stock; provided that as used in any guaranty, the term “Liabilities” specifically excludes Excluded Swap Obligations.

“Lien” means any lien, mortgage, security interest, tax lien, pledge, encumbrance, conditional sale or title retention arrangement, or any other interest in property designed to secure the repayment of Liabilities, whether arising by agreement or under any statute or law, or otherwise.

“Loans” means the Revolving Loan and any other Indebtedness occurred hereunder by Borrower.

“Loan Documents” means this Agreement, the Revolving Note, and any agreements, documents (and with respect to this Agreement, and such other agreements and documents, any renewals, extensions, amendments, or supplements thereto), or certificates at any time executed or delivered pursuant to the terms of this Agreement.

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“Material Adverse Effect” means any material adverse changes in, or effect upon, (a) the validity, performance, or enforceability of any Loan Documents, (b) the financial condition or business operations of Borrower, or (c) the ability of Borrower to fulfill its obligations under the Loan Documents.

“Maximum Rate” means the highest non-usurious rate of interest (if any) permitted from day to day by applicable law.

“Obligor” means Borrower and each Guarantor.

“Parties” means Borrower and Lender.

“Party” means each of the Parties, individually.

“Person” shall include an individual, corporation, joint venture, general or limited partnership, limited liability company, trust, unincorporated organization, or government, or any agency or political subdivision thereof.

“Permitted Liens” means (a) Liens imposed by mandatory provisions of law such as for materialmen’s, mechanic’s, warehousemen’s, and other Liens of a similar nature arising in the ordinary course of Borrower’s business, securing a Liability not yet due or that is being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property subject to such Lien, (b) Liens for taxes imposed upon a Person or upon such Person’s income, profits, or property, if the same are not yet due and payable or if the same are being contested in good faith and as to which adequate reserves are maintained in accordance with GAAP, (c) Liens incurred or good faith deposits made in connection with leases, real estate bids or contracts (other than contracts involving the borrowing of money), pledges or deposits to secure (or in lieu of) surety, stay, appeal, or customs bonds, statutory bonds, performance bonds, and return of money bonds and other similar obligations and deposits to secure the payment of taxes, assessments, customs, duties, or other similar charges, (d) encumbrances consisting of zoning restrictions, easements, or other restrictions on the use of real property, (e) Liens securing Subordinated Debt that Lender has consented to in writing, (f) Liens created by or pursuant to the Loan Documents, (g) Liens arising from precautionary UCC financing statements regarding operating leases, (h) Liens arising from judgments, decrees, awards or attachments in circumstances not constituting an Event of Default, and (i) any and all other Liens that Lender approves by express or written communication.

“Properties” means all of a Person’s property of every kind and character, real, personal, intangible and mixed.

“Related Indebtedness” has the meaning set forth in Section 2.7 hereof.

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“Revolving Loan” means the revolving credit facility made or to be made hereunder to Borrower by Lender pursuant to Section 2.1.

“Revolving Note” means that certain Revolving Line of Credit Note having the maximum principal amount of Four Million and 00/100 Dollars ($4,000,000.00) made by the Borrower for the benefit of the Lender, dated effective as of even date herewith.

“Stock” means all shares, options, warrants, general or limited partnership interests, membership interests, or other ownership interests (regardless of how designated) of or in a corporation, partnership, limited liability company, trust, or other entity, whether voting or nonvoting, including common stock, preferred stock, or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended).

“Subordinated Debt” means all Liabilities of Borrower to its subordinated creditors that are expressly and validly subordinated to the Indebtedness pursuant to documents in form and substance acceptable to Lender.

“Subsidiary” means, with respect to any Person, any corporation, association, partnership, joint venture, limited liability company or other business entity of which such Person or any Subsidiary of such Person, directly or indirectly, either: (a) in respect of a corporation or limited liability company, owns or controls more than fifty percent (50%) of the outstanding stock or other ownership interests, having ordinary voting power to elect a majority of the board of directors or similar managing body, irrespective of whether or not a class or classes shall or might have voting power by reason of the happening of any contingency; or (b) in respect of an association, partnership, joint venture, or other business entity, is entitled to share in more than fifty percent (50%) of the profits and losses, however determined.

“UCC” means the Texas Business and Commerce Code, as amended, or, if applicable, the Uniform Commercial Code, as adopted by any state whose laws govern any aspect of the obligations of the parties hereunder.

1.2 Rules of Construction. When used in this Agreement: (a) “or” is not exclusive; (b) a reference to a law includes any amendment or modification to such law; (c) a reference to a Person includes its permitted successors and permitted assigns; (d) except as provided otherwise, all references to the singular include the plural and vice versa; (e) except as provided in this Agreement, a reference to an agreement, instrument or document includes such agreement, instrument, or document as the same may be amended, modified or supplemented from time to time in accordance with its terms and as permitted by the Loan Documents; (f) all references to Sections, Schedules, or Exhibits are to Sections, Schedules, or Exhibits of this Agreement, unless otherwise indicated; (g) all Exhibits to this Agreement are incorporated into this Agreement; (h) the words “include,” “includes,” and “including” are deemed to be followed by the phrase “without limitation;” and (i) except as otherwise provided herein, in the computation of time from a specified date to a later specified date, the word “from” means “from and including” and words “to” and “until” each mean “to but excluding.”

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SECTION 2

THE CREDIT FACILITY

2.1 Revolving Loan. Subject to the terms and conditions of this Agreement and the other Loan Documents, and so long as no Event of Default has occurred and is continuing:

(a) from the date hereof until the Credit Maturity Date, or such date to which the Credit Maturity Date may be extended, Lender agrees to extend to Borrower a revolving line of credit; provided, however, that, in no event shall the aggregate sum of all Advances made by Lender to Borrower under the Revolving Loan exceed the Credit Limit. Within such limits, Borrower may borrow, repay, and reborrow hereunder, from the date of this Agreement until the Credit Maturity Date; and

(b) each request by Borrower for an Advance under the Revolving Loan shall be received by a duly authorized representative of Lender not later than 2:00 p.m. Dallas, Texas time, on the date of the requested Advance, which shall be on a Business Day. Further, each such request for an Advance shall be in writing and shall specify: (i) the amount of the requested Advance; and (ii) the proposed date of the Advance (which shall be a Business Day). Lender, at its option, may accept telephonic requests for Advances, provided that such acceptance shall not constitute a waiver of Lender’s right to delivery of a written notice in connection with subsequent advances and further provided that all such telephonic requests are immediately confirmed by Borrower in writing, whether by facsimile or otherwise. Within twenty (20) Business Days following receipt of a written request for an Advance under the Revolving Loan, or on such earlier date as Lender may agree, Lender shall make such Advances available to Borrower by depositing the same, in immediately available funds, in an account of Borrower, or by such other means as is acceptable to Lender and Borrower.

2.2 Conditions to Each Advance. The obligation of Lender to make any Advance after the date of this Agreement under the Revolving Loan is subject to the full and complete satisfaction of each of the following conditions precedent as of the date of each Advance:

(a) the representations and warranties set for in Section 4 of this Agreement are true and correct in all material respects as of the date of the making of such Advance to the same extent as if the representation or warranty had been made on the date of each Advance (except to the extent any representation or warranty expressly relates only to any earlier date);

(b) no Event of Default has occurred and is continuing, or will result from, the making of such Advance; and

(c) Lender has received such additional information and documents as Lender may reasonably request in connection with such Advance.

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2.3 Excess Advances. In the event the unpaid principal amount of the outstanding balance for the Revolving Loan ever exceeds the Credit Limit, Borrower agrees to pay the excess amount (an “Overadvance”) upon written demand by Lender. Overadvances will bear interest at the rate stated in the Revolving Note. If not sooner paid, interest on Overadvances will be paid on the last day of each month, until the Credit Maturity Date. Borrower acknowledges and agrees that the records of Lender and this Agreement will constitute conclusive evidence of any Overadvance and the obligation of Borrower to repay any Overadvance, with interest. All Overadvances for which Lender has not demanded payment earlier, and all unpaid and accrued interest on Overadvances not due and payable earlier, will be due and payable on the Credit Maturity Date. Borrower acknowledges and agrees that Lender is not obligated to fund any Advance that would create an Overadvance.

2.4 Purposes. All funds borrowed under the Revolving Loan will be used to provide working capital for general working capital purposes.

2.5 Increase in Credit Limit. Borrower may, at any time prior to the Credit Maturity Date, request that the Credit Limit be increased, subject to the following terms and conditions:

(a) Lender shall have no obligation to increase the Credit Limit, and any increase in the Credit Limit shall be subject to the sole and absolute discretion of Lender;

(b) no Event of Default exists on the effective date of such increase after giving effect to such increase;

(c) after giving effect to such increase, the Credit Limit will not exceed Five Million and 00/100 Dollars ($5,000,000.00);

(d) Borrower will execute and deliver to Lender a replacement Revolving Note reflecting the new amount of the Credit Limit after giving effect to the increase; and

(e) on the effective date of such increase, Borrower will pay all costs and expenses incurred by Lender in connection with the negotiations regarding, and the preparation, negotiation, execution and delivery of all agreements and instruments executed and delivered by Lender or Borrower in connection with such increase (including all fees for any supplemental or additional public filings of any Loan Documents necessary to protect, preserve and continue the perfection and priority of the Liens, security interests, rights and remedies of Lender hereunder and under the Loan Documents in light of such increase).

2.6 Interest. Borrower agrees to pay interest on the outstanding principal balance of each Advance at the rate of interest (the “Applicable Rate”) equal to the lesser of: (x) four percent (4.00%) per annum (calculated on the basis of actual days elapsed, but computed as if each calendar year consisted of three hundred sixty (360) days); or (y) the Maximum Lawful Rate, each change in the rate to be charged hereunder to become effective without notice to Borrower on the effective day of each change in the Maximum Lawful Rate.

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2.7 Maximum Interest Rate. It is expressly stipulated and agreed to be the intent of Borrower and Lender at all times to comply strictly with the applicable law governing the maximum rate or amount of interest payable on the Revolving Note or the Related Indebtedness (hereinafter defined). If the applicable law is ever judicially interpreted so as to render usurious any amount:

(a) contracted for, charged, taken, reserved, or received pursuant to the Revolving Note or any other communication or writing by or between Borrower and Lender;

(b) contracted for, charged, taken, reserved or received by reason of Lender’s exercise of the option to accelerate the maturity of this Agreement and/or the Related Indebtedness; or

(c) paid by Borrower or received by Lender by reason of any voluntary prepayment by Borrower of this Agreement and/or the Related Indebtedness, then it is Borrower’s and Lender’s express intent that all amounts charged in excess of the Maximum Lawful Rate shall be automatically canceled, ab initio, and all amounts in excess of the Maximum Lawful Rate theretofore collected by Lender shall be credited on the principal balance of the Revolving Note and/or the Related Indebtedness (or, if the Revolving Note and all Related Indebtedness have been or would thereby be paid in full, refunded to Borrower), and the provisions of the Revolving Note shall immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder; provided, however, if the Revolving Note has been paid in full before the end of the stated term of the Revolving Note, then Borrower and Lender agree that Lender shall, with reasonable promptness after Lender discovers or is advised by Borrower that interest was received in an amount in excess of the Maximum Lawful Rate, either refund such excess interest against the Revolving Note and/or any Related Indebtedness then owing by any Borrower to Lender. Borrower hereby agrees that as a condition precedent to any claim seeking usury penalties against Lender, Borrower will provide written notice to Lender, advising Lender in reasonable detail of the nature and amount of the violation, and Lender shall have sixty (60) days after receipt of such notice in which to correct such usury violation, if any, by either refunding such excess interest to Borrower or crediting such excess interest against the Revolving Note and/or the Related Indebtedness then owing by any Borrower to Lender. All sums contracted for, charged, taken, reserved or received by Lender for the use, forbearance or detention of any debt evidenced by the Revolving Note and/or the Related Indebtedness shall, to the extent permitted by applicable law, be amortized or spread, using the actuarial method, throughout the stated term of the Revolving Note and/or the Related Indebtedness (including any and all renewal and extension periods) until payment in full so that the rate or amount of interest on account of the Revolving Note and/or the Related Indebtedness does not exceed the Maximum Lawful Rate from time to time in effect and applicable to the Revolving Note and/or the Related Indebtedness for so long as debt is outstanding. In no event shall the provisions of Chapter 346 of the Texas Finance Code (which regulates certain revolving credit loan accounts and revolving triparty accounts) apply to the Revolving Note and/or any of the Related Indebtedness. Notwithstanding anything to the contrary contained herein, it is not the intention of Lender to accelerate the Maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration. As used herein, the term “Maximum Lawful Rate” shall mean the maximum lawful rate of interest which may be contracted for, charged, taken, received or reserved by Lender in accordance with applicable laws, taking into account all Charges (hereinafter defined) made in connection with the transaction evidenced by the Revolving Note. As used herein, the term “Charges” shall mean all fees, charges and/or any other things of value, if any, contracted for, charged, received, taken or reserved by Lender in connection with the transactions relating to the Revolving Note, which are treated as interest under applicable law. As used herein, the term “Related Indebtedness” shall mean any and all debt paid or payable by any Borrower to Lender, except such debt which has been paid or is payable by Borrower to Lender under the Revolving Note. To the extent that Lender is relying on Chapter 303 of the Texas Finance Code to determine the Maximum Lawful Rate payable on the Revolving Note and/or any other portion of the Related Indebtedness, Lender will utilize the weekly ceiling from time to time in effect as provided in such Chapter 303, as amended. To the extent United States federal law permits Lender to contract for, charge, take, receive or reserve a greater amount of interest than under otherwise applicable state law, Lender will rely on United States federal law instead of such Chapter 303 for the purpose of determining the Maximum Lawful Rate. Additionally, to the extent permitted by applicable law now or hereafter in effect, Lender may, at its option and from time to time, utilize any other method of establishing the Maximum Lawful Rate under such Chapter 303 or under other applicable law by giving notice, if required, to Borrower as provided by applicable law now or hereafter in effect.

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2.8 Repayment of Advances.

(a) Borrower agrees to make payments to the Lender of all accrued interest on the outstanding principal balance of each Advance within thirty (30) days of Borrower’s receipt of Lender’s demand for payment.

(b) Outstanding principal and accrued interest on this agreement shall be due and payable in lawful money of the United States of America in Dallas, Texas at the office of Lender at 14114 Dallas Parkway, Suite 200, Dallas, Texas 75254, or such other place as Lender may from time to time designate in writing to Borrower. Any check, draft, negotiable order of withdrawal, money order, or other instrument given in payment of all or any portion of this agreement may be accepted by Lender and handled in collection in the customary manner, but will not constitute payment under this Agreement or diminish any rights of Lender except to the extent that actual cash proceeds of any instrument are unconditionally received by Lender.

(c) Should any payment become due and payable on any day other than a Business Day, the date of such payment shall be extended to the next succeeding Business Day, and, in the case of a payment of principal or past due interest or any installment of either thereof, interest shall accrue and be payable thereon for the period of such extension at the Applicable Rate. Each payment by Borrower on account of the principal of or interest on the Revolving Note or of any fee or other amount payable to Borrower shall be made not later than 2:00 p.m. (Dallas, Texas time) on the applicable due date (or if such day is not a Business Day, the next succeeding Business Day). Any payment made after 2:00 p.m. (Dallas, Texas time) shall be credited on the next succeeding Business Day.

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(d) Except for purposes of computing the Maximum Rate, interest shall be calculated on the basis of a 360-day year applied to the actual number of days upon which principal is outstanding by multiplying the principal amount outstanding hereunder by the Applicable Rate, multiplying the product thereof by the actual number of days elapsed, and dividing the product so obtained by three hundred sixty (360).

(e) In lieu of the interest on past due installments provided for in this Agreement, Lender may collect a late charge not to exceed five (5) cents for each dollar of each payment of interest, principal and, if applicable, any other payment due under any of the Loan Documents which is more than ten (10) days in arrears, to cover the extra expense involved in handling delinquent accounts; provided however, that should such late charge constitute interest under any applicable law, such late charge shall not, together with other interest to be paid, charged, contracted for, received, or reserved against, or taken on the Indebtedness evidenced by this Agreement, or Indebtedness arising under any of the Loan Documents exceed the Maximum Rate.

(f) The Lender’s records evidencing the date of disbursement and principal amount of each Advance and the amounts of all repayments of principal and payments of interest on each Advance shall constitute prima facie evidence of the making and repayment of such Advance and of the payment of such interest. However, Lender's making of erroneous notations in its records shall not affect Borrower’s obligation to repay the outstanding balance of principal under an Advance, and accrued interest thereon, as provided in this Agreement.

(g) This Revolving Loan may be prepaid without penalty at any time.

2.9 Default Interest. Notwithstanding the foregoing, upon the occurrence of an Event of Default hereunder, the interest rate shall immediately increase to twelve percent (12.00%) per annum, and shall continue at such rate until the outstanding principal balance and interest accrued has been repaid in full and all of Borrower’s other obligations to Lender hereunder have been fully paid and discharged.

SECTION 3

CONDITIONS PRECEDENT

3.1 Conditions to Closing. The obligation of Lender to make the initial Advance under the Revolving Loan is subject to the conditions precedent that, on or before the date of funding, (a) Borrower has paid to Lender (i) all fees to be received by Lender pursuant to this Agreement or any other Loan Document, and (ii) an amount equal to the costs and actual and reasonable and documented out-of-pocket expenses of Lender’s counsel incurred in connection with the preparation, execution, and delivery of the Loan Documents and the consummation of the transactions contemplated thereby; (b) Lender has received a duly executed copy of the Revolving Note, dated as of the date hereof, and in form and substance reasonably satisfactory to Lender; (c) no Event of Default exists; (d) no change that would reasonably be expected to cause a Material Adverse Effect has occurred since the date of the financial statements referenced in Section 4.6; and (e) the representations and warranties contained in each of the Loan Documents are true and correct in all material respects as though made on the date of the Loans (except those representations and warranties that speak as of a specific date shall be true and correct in all material respects as of such earlier date).

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SECTION 4

REPRESENTATIONS AND WARRANTIES

To induce Lender to make the Loans hereunder, Borrower represents and warrants to Lender that:

4.1 Organization and Good Standing. Borrower is duly incorporated, organized, or formed and validly existing, and, where applicable, in good standing under the laws of the state of its incorporation, organization or formation, as the case may be, and is duly qualified and, where applicable, in good standing in all states in which its ownership, lease or operation of Properties or the conduct of its business requires such qualification except to the extent that failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

4.2 Authorization and Power. Borrower has necessary power and authority to execute, deliver, and perform the Loan Documents to be executed by it, all of which has been duly authorized by all necessary corporate or limited liability company action, as applicable.

4.3 No Conflicts or Consents. Neither the execution and delivery of the Loan Documents, nor the consummation of any of the transactions therein contemplated, nor the performance by Borrower of its obligations thereunder, will contravene or conflict in any material respect with any Legal Requirement to which Borrower is subject, any Governmental Authorization applicable to Borrower, any indenture, loan agreement, mortgage, deed of trust, or other agreement or instrument binding on Borrower, or any Constituent Document of Borrower, except in each case, as could not reasonably be expected to have a Material Adverse Effect. No consent, approval, authorization, or order of any court, Governmental Authority, shareholder, director, partner, member, or third party is required in connection with the execution, delivery, or performance by Borrower of any of the Loan Documents, except for consents, approvals, authorizations, and orders that have been obtained and filings and recordings necessary in connection with the security interests granted hereby.

4.4 Enforceable Obligations. The Loan Documents have been duly executed and delivered by Borrower, and are the legal and binding obligations of Borrower, enforceable in accordance with their respective terms, except as limited by Debtor Laws.

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4.6 Financial Condition. All financial statements of Borrower delivered to Lender are true and correct in all material respects, fairly represent in all material respects the financial condition of Borrower as of the respective dates indicated therein and the results of operations for the respective periods indicated therein and have been prepared in accordance with GAAP; as of the date hereof (subject to ordinary year-end adjustments and footnotes), there are no obligations or Liabilities (including contingent and indirect Liabilities) of Borrower that are material and are not reflected in such financial statements; and no Material Adverse Effect has occurred since the date of such financial statements.

4.7 No Litigation. There are no actions, suits or legal, equitable, arbitration or administrative proceedings pending, or to the knowledge of Borrower threatened, against Borrower that could, if adversely determined, reasonably be expected to have a Material Adverse Effect.

4.8 Taxes. Except as otherwise permitted by this Agreement, Borrower has filed all tax returns it was required by law to have filed prior to the date of this Agreement, has paid or caused to be paid all taxes, assessments, and other governmental charges that were due and payable prior to the date of this Agreement, and has made adequate provision for the payment of such taxes, assessments, or other charges accruing but not yet payable, and Borrower has no knowledge of any deficiency or additional assessment in a materially important amount in connection with any taxes, assessments, or charges not provided for on its books.

4.9 Sufficiency of Capital. Borrower (taken as a whole) is, and after the effectiveness of this Agreement and, after giving effect to all Liabilities incurred in connection herewith, will be solvent.

4.10 Operation of Business. Borrower possesses all material licenses, permits, franchises, patents, copyrights, trademarks, and trade names, or rights thereto, necessary to conduct its business substantially as now conducted and as presently proposed to be conducted, and Borrower is not knowingly in violation of any valid rights of others with respect to any of the foregoing.

4.11 Compliance with Law. Except as could not reasonably be expected to cause a Material Adverse Effect, (i) Borrower is in compliance in all respects with all of the terms and requirements of each Governmental Authorization held by it; (ii) Borrower has not received any notice or other communication from any Governmental Authority or other Person of any event or circumstance that could constitute a violation of, or failure to comply with, any term or requirement of any Governmental Authorization, or of any actual or potential revocation, withdrawal, cancellation, or termination of, or modification to, any Governmental Authorization; and (iii) all applications required to have been filed for the renewal of any required Governmental Authorizations have been duly filed on a timely basis with the appropriate Governmental Authorities, and all other filings required to have been made with respect to such Governmental Authorizations have been duly made on a timely basis with the appropriate Governmental Authorities.

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SECTION 5

AFFIRMATIVE COVENANTS

5.1 Financial Statements, Reports and Documents. Borrower shall deliver to Lender each of the following:

(a) Annual Financial Statements. As soon as available, and in any event within one hundred fifty (150) days following the end of Borrower’s fiscal year, financial statements for Borrower, in a form reasonably acceptable to Lender, showing the financial condition of Borrower at the close of such fiscal year and the results of its operations during such fiscal year, which financial statements shall be materially complete and correct, prepared in accordance with GAAP;

(b) Tax Returns. Within thirty (30) days after the date of Borrower’s tax return filing, but in no event later than October 31, a copy of the tax return for Borrower;

(c) Notice of Litigation. Promptly after the commencement thereof, notice of all actions, suits, and proceedings before any Governmental Authority or arbitrator affecting Borrower or any of its Subsidiaries which, if determined adversely to Borrower or such Subsidiary, could have a Material Adverse Effect;

(d) Notice of Event of Default. As soon as possible and in any event within ten (10) Business Days after the occurrence of any Event of Default, a written notice setting forth the details thereof and the action that Borrower has taken and proposes to take with respect thereto;

(e) Notice of Material Adverse Effect. As soon as possible and in any event within ten (10) Business Days after the occurrence thereof, written notice of any event or circumstance that could have a Material Adverse Effect; and

(f) General Information. Reasonably promptly, such other reasonable information concerning Borrower as Lender may from time to time request.

5.2 Payment of Taxes and Other Liabilities. Borrower shall pay and discharge (a) all material taxes, assessments, and governmental charges or levies imposed upon it or upon its income or profits, or upon any property belonging to it, before delinquent, (b) all lawful claims (including claims for labor, materials and supplies), which, if unpaid, might give rise to a Lien upon any of its Properties, and (c) all of its other Liabilities, except as prohibited under the Loan Documents; provided, however, that Borrower shall not be required to pay any such tax, assessment, charge, levy, claim or Liability if and so long as the amount, applicability or validity thereof is being contested in good faith by appropriate proceedings and appropriate accruals and cash reserves therefor have been established in accordance with GAAP.

5.3 Operations and Properties. Borrower shall keep in good working order and condition in all material respects, ordinary wear and tear excepted, all of its assets and Properties that are necessary to the conduct of its business.

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5.4 Maintenance of Existence and Rights; Conduct of Business. Except as could not reasonably be expected to cause a Material Adverse Effect, Borrower shall preserve and maintain its corporate existence and all of its rights, privileges, and franchises necessary in the normal conduct of its business, and conduct its business in an orderly and efficient manner consistent with good business practices and in accordance in all material respects with all Legal Requirements of any Governmental Authority.

5.5 Notice of Default. Borrower shall furnish to Lender, as soon as reasonably possible upon becoming aware of the existence of any condition or event that constitutes an Event of Default, written notice specifying the nature and period of existence thereof and the action that Borrower is taking or proposes to take with respect thereto. Borrower shall notify Lender as soon as reasonably possible upon becoming aware of (a) any Material Adverse Effect, (b) any default under any material agreement, contract, or other instrument to which Borrower is a party or by which any of Borrower’s Properties are bound if such default could reasonably be expected to cause a Material Adverse Effect, or any acceleration of the maturity of any Liabilities owing by Borrower in excess of Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00), and (c) the commencement of, and any material determination in, any litigation with any third party or any proceeding before any Governmental Authority affecting Borrower that, if adversely determined, could reasonably be expected to cause a Material Adverse Effect.

5.6 Notices. Any notice under this Agreement must be in writing and must be sent to by email to the notice Party listed below. The notice shall be deemed duly given if the recipient confirms receipt. If receipt is not confirmed, notice shall be deemed duly given if (a) personally delivered; or (b) sent by reputable commercial overnight delivery service. The effective date of any notice shall be (i) if by personal delivery, messenger or courier service, the date of delivery of the notice; or (ii) if by email, on the date the email is sent if the email is sent prior to 5:00 p.m. (Dallas, Texas time) or on the date after the email is sent if the email is sent after 5:00 p.m. (Dallas, Texas time). Notices on behalf of either Party may be given by the attorneys representing such Party. The proper address and email address for each Party are as follows:

If to Lender:

Independence Investors, LLC

14114 Dallas Parkway, Suite 200

Dallas, Texas 75254

Attn: David J. Durrett

Email: durrett@independco.com

If to Borrower:

Independence Power Holdings, Inc.

14114 Dallas Parkway, Suite 200

Dallas, Texas 75254

Attn: Todd Parkin

Email: tparkin@independencepower.co

REVOLVING LINE OF CREDIT AGREEMENT	PAGE 14

5.7 Compliance with law. Borrower shall comply with all applicable Legal Requirements of any Governmental Authority, a breach of which could have a Material Adverse Effect.

5.8 Authorization and Approvals. Borrower shall promptly obtain, from time to time at its own expense, all Governmental Authorizations as may be required to enable it to comply with its obligations hereunder and under the other Loan Documents.

5.9 Depository Accounts. Borrower shall establish and maintain a depository account(s) (the “Depository Accounts”), and Lender, at Lender’s option, may make all Advances hereunder into Borrower’s Depository Accounts, and Borrower expressly agrees that Lender may debit against any such Depository Accounts any and all sums, amounts, charges, and payments due under or in connection with the Loans.

5.10 Further Assurances. Borrower shall make, execute, and deliver or file or cause the same to be done, all such notices, additional agreements, mortgages, assignments, financing statements, or other assurances, and take any and all such other action, as Lender may, from time to time, reasonably deem necessary or proper in connection with any of the Loan Documents.

5.11 Future Subsidiaries. With respect to each Person that becomes a domestic Subsidiary of Borrower (directly or indirectly) subsequent to the Effective Date, Borrower will cause such new Subsidiary to execute and deliver to Lender, within thirty (30) days after the date such Person becomes a Subsidiary of Borrower, a Guaranty, in form and substance satisfactory to Lender, in its sole discretion, pursuant to which such Subsidiary (each, a “Guarantor”) guaranties the Indebtedness.

SECTION 6

NEGATIVE COVENANTS

Until payment in full of the Indebtedness, Borrower agrees that (unless Lender shall otherwise consent in writing):

6.1 Change of Location. Borrower will not change (or permit to be changed) any office or permanent location except in the ordinary course of business without (i) prompt written notice to Lender, and (ii) executing and delivering to Lender any additional Loan Documents that Lender may reasonably request.

6.2 Disposition of Assets. Borrower will not sell, transfer, lease, otherwise dispose of, or permit to be sold, transferred, or leased any of the Accounts, Inventory, Equipment or any interest therein or of any other property of Borrower, except for the sale of Inventory in the ordinary course of business, dispositions of Accounts in the ordinary course of business in connection with the compromise, settlement, discount, or collection thereof, disposition of assets that are obsolete or no longer used in the conduct of Borrower’s business, and dispositions of vehicles and other Equipment that are replaced with other vehicles or Equipment in the ordinary course of business, dispositions resulting from any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of Borrower, dispositions by any Obligor to another Obligor, and dispositions of assets that are not permitted by any other paragraph of this Section with an aggregate fair market value not exceeding Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00) during any fiscal year of Borrower.

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6.3 Liquidation, Mergers, Consolidations and Dispositions of Substantial Assets. Borrower will not dissolve or liquidate, and, Borrower will not become a party to any merger or consolidation, or acquire by purchase, lease, or otherwise all or substantially all of the Properties or Stock of any Person (except with the prior, written, consent of Lender), or sell, transfer, lease, or otherwise dispose of all or any substantial part of its Properties or business; provided, that any Obligor may merge with and into another Obligor, provided, that if Borrower is a party to such merger with a Guarantor, Borrower shall be the surviving entity.

6.4 Accounting Practices. Borrower will not, except to the extent required by GAAP, change accounting practices, methods, or standards or the reporting format for any information, including, without limitation, financial statements furnished to Lender under the terms and provisions of this Agreement, which accounting practices shall conform with GAAP throughout the term of this Agreement.

SECTION 7

EVENTS OF DEFAULT

7.1 Events of Default. Without notice or demand except as expressly provided herein (which are hereby waived except as expressly provided herein), the entire unpaid principal balance of, and all accrued interest on, this Agreement shall immediately become due and payable at the option of Lender upon the occurrence of any one (1) or more of the following events of default (individually and collectively, called an “Event of Default”):

(a) Borrower’s failure to pay when due any sum payable to the Lender under the Loan Documents or under any other agreement or note between the Lender and Borrower, whether now existing or hereafter executed;

(b) Borrower’s failure to perform or observe any other obligation of Borrower to the Lender (including, without limitation, all obligations and covenants undertaken in any of the Loan Documents);

(c) the dissolution or insolvency of Borrower;

(d) Borrower being made the subject of any proceeding provided for by any Debtor Relief Law, as defined herein, that could suspend or otherwise affect any of the rights of Lender and such proceeding is not withdrawn, dismissed, cancelled, or terminated within sixty (60) days. As used herein, “Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws from time to time in effect affecting the rights of creditors generally;

(e) Borrower becoming the subject of an investigation or proceeding conducted by a governmental or regulatory body, the conclusion of which may result in civil or criminal penalties, if such investigation or proceeding is not withdrawn, dismissed, cancelled, or terminated within thirty (30) days;

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(f) any representation or warranty made under this Agreement, or any of the other Loan Documents, prove to be untrue or inaccurate in any material respect as of the date on which such representation or warranty is made or deemed to have been made; or

(g) a change in ownership of Borrower occurs without the express or written consent of Lender.

SECTION 8

REMEDIES

8.1 Lender’s Remedies upon Event of Default. If an Event of Default shall occur and be continuing, the Lender may, without notice (other than a notice required by the Loan Documents), exercise any one or more of the following rights and remedies, and any other remedies provided in any of the Loan Documents or at law, as Lender in its sole discretion may deem necessary or appropriate:

(a) the absolute right to deny Borrower any further Advance or extension of credit (the Lender’s obligation to extend any further credit to Borrower shall immediately terminate);

(b) declare the Indebtedness or any part thereof to be forthwith due and payable, whereupon the same will become due and payable without presentment, demand, protest, notice of default, notice of acceleration or intention to accelerate, or other notice of any kind (other than a notice required by the Loan Document(s)), all of which Borrower hereby expressly waives, anything contained herein to the contrary notwithstanding;

(c) reduce any claim to a judgment;

(d) pursue and enforce any of Lender’s rights and remedies under the Loan Documents, or otherwise provided under or pursuant to any applicable law or agreement; or

(e) the right, at the option of the Lender, to declare, without notice, the entire principal amount and accrued interest for any Advance or extension of credit outstanding under this Agreement, plus any fees and charges reasonably incurred by the Lender under any of the Loan Documents, immediately due and payable.

8.2 Rights Not Exclusive. No right, power, or remedy conferred in this Agreement, the Revolving Note, or any other agreement executed in connection herewith or any other document or agreement to which any Party are parties, or now or hereafter existing at law, in equity, or admiralty, by statute or otherwise, shall be exclusive, and each such right, power, or remedy, shall, to the full extent permitted by law, be cumulative and in addition to every other such right, power, or remedy. Lender may resort to any security given by this Agreement or to any other security now existing or hereafter given to secure the payment of Borrower’s Indebtedness, in whole or in part, and in such portions and in such order as may seem best to Lender in its sole discretion, and any such action shall not in any way be considered as a waiver of any of the rights, benefits, or security interests evidenced by this Agreement. Lender may, at all times, proceed directly against Borrower to enforce payment of the Indebtedness.

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8.3 Performance by Lender. Upon the occurrence and during the continuation of an Event of Default, if Borrower fails to perform any covenant, duty, or agreement contained in any of the Loan Documents, then Lender may perform or attempt to perform such covenant, duty, or agreement on behalf of Borrower. In such event, Borrower shall, at the request of Lender, promptly pay any amount expended by Lender in such performance or attempted performance to Lender at its principal office in Dallas, Texas together with interest thereon at the Maximum Rate from the date of such expenditure until paid. Notwithstanding the foregoing, it is expressly understood that Lender shall not assume any Liability or responsibility for the performance of any duties of Borrower hereunder or under any of the Loan Documents and none of the covenants or other provisions contained in this Agreement shall, or shall be deemed to, give Lender the right or power to exercise control over the management and affairs of Borrower.

8.4 Administrative Fees. Upon the violation by Borrower of any representation, warranty, or covenant set forth in this Agreement or any of the Loan Documents, Borrower agrees to pay to Lender, upon demand by Lender, an administrative fee in an amount reasonably determined by Lender from time to time, to cover the extra labor and expense involved in addressing and monitoring any such violation; provided however, that should such administrative fee constitute interest under any applicable law, such fee shall not, together with other interest to be paid, charged, contracted for, received, reserved against, or taken on the Indebtedness arising under any of the Loan Documents, exceed the Maximum Rate. Borrower acknowledges that any fee due under this Section is a bona fide administrative fee and is intended as reasonable compensation to Lender for labor and expense as described above and for no other purpose. No demand for or acceptance of an administrative fee under this Section by Lender shall be construed as a waiver by Lender of any right or remedy of Lender or of any obligation of Borrower under this Agreement or any of the Loan Documents. Lender shall not be deemed to have waived any of its rights or remedies unless such waiver be in writing and signed by Lender.

SECTION 9

MISCELLANEOUS

9.1 Headings, Construction. The headings of this Agreement are inserted for convenience only and shall not be deemed to constitute a part hereof, words used herein of any gender shall be construed to include any other gender where appropriate, and words used herein which are either singular or plural shall be construed to include the other where appropriate.

9.2 Successors and Assigns. All of the covenants, stipulations, promises, terms, provisions, and agreements in this Agreement contained by or on behalf of Borrower shall bind its successors and assigns, whether so expressed or not; provided, however, that Borrower may not, without the prior written consent of Lender, assign any rights, duties, or obligations under this Agreement. Without the consent of Borrower, Lender may, in its sole discretion, at any time or from time to time while any portion of the Indebtedness evidenced hereby remains unpaid, transfer, sell, assign, or pledge this Agreement (or any portion thereof).

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9.3 GOVERNING LAW. THE LAWS OF THE STATE OF TEXAS SHALL GOVERN THE CONSTRUCTION, VALIDITY, ENFORCEMENT, AND INTERPRETATION HEREOF, EXCEPT TO THE EXTENT FEDERAL LAWS OTHERWISE GOVERN THE VALIDITY, CONSTRUCTION, ENFORCEMENT, AND INTERPRETATION HEREOF, EACH WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF.

9.4 Binding Effect. This Agreement shall inure to the benefit of the Parties hereto and their respective heirs, personal representatives, successors, and permitted assigns and shall be binding on the Parties hereto and their respective heirs, personal representatives, successors and assigns.

9.5 Merger. This Agreement and the remainder of the Loan Documents constitute the full and complete agreement between Lender and Borrower with respect to the Credit Facility, and all prior oral and written agreements, commitments, and undertakings shall be deemed to have merged into the Loan Documents and such prior oral and written agreements, commitments, and undertakings shall have no further force or effect, except to the extent expressly incorporated in the Loan Documents.

9.6 CONSENT TO JURISDICTION. SUBJECT TO SECTION 9.8 HEREIN, EACH OF BORROWER AND LENDER HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE DISTRICT OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF DALLAS WITHIN THE STATE OF TEXAS AND IRREVOCABLY AGREES THAT ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE LITIGATED IN SUCH COURTS. EACH PARTY EXPRESSLY SUBMITS AND CONSENTS TO THE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS.

9.7 WAIVER OF JURY TRIAL. BORROWER HEREBY WAIVES ITS RESPECTIVE RIGHT TO A JURY TRIAL OF ANY CLAIM, CAUSE OF ACTION, COUNTERCLAIM, OR CROSS-CLAIM IN ANY ACTION, PROCEEDING OR OTHER HEARING BROUGHT BY EITHER BORROWER OR LENDER BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DEALINGS BETWEEN BORROWER AND LENDER RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. BORROWER ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTERING INTO THIS AGREEMENT, THAT BORROWER ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT BORROWER WILL CONTINUE TO RELY ON THIS WAIVER IN ANY RELATED FUTURE DEALINGS BETWEEN BORROWER AND LENDER. BORROWER FURTHER WARRANTS AND REPRESENTS THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. BORROWER EXPRESSLY AGREES TO WAIVE ANY AND ALL RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN CONNECTION WITH ANY MATTER RELATING TO THIS AGREEMENT.

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9.8 ARBITRATION. ANY DISPUTE, CLAIM, OR CONTROVERSY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY DEALINGS BETWEEN THE PARTIES, OR THE BREACH, TERMINATION, ENFORCEMENT, INTERPRETATION, OR VALIDITY OF THIS AGREEMENT, INCLUDING THE DETERMINATION OF THE SCOPE OR APPLICABILITY OF THIS AGREEMENT TO ARBITRATE, SHALL BE RESOLVED BY SUBMISSION TO ARBITRATION IN THE COUNTY OF DALLAS, STATE OF TEXAS, BEFORE AN ARBITRATOR SELECTED BY DALLAS JAMS PROCEDURE (THE “ARBITRATOR”). THE ARBITRATION SHALL BE ADMINISTERED BY DALLAS JAMS, PURSUANT TO JAMS ARBITRATION UNDER THE TEXAS ARBITRATION ACT, AND IN ACCORDANCE WITH THE EXPEDITED PROCEDURES CONTAINED THEREIN. THE ARBITRATOR SHALL FOLLOW ANY APPLICABLE FEDERAL LAW AND TEXAS STATE LAW IN RENDERING AN AWARD. JUDGMENT ON THE AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION OVER THE DISPUTE, CLAIM, OR CONTROVERSY SUBMITTED TO SUCH ARBITRATION. THIS SECTION SHALL NOT PRECLUDE THE PARTIES FROM SEEKING PROVISIONAL REMEDIES IN AID OF ARBITRATION FROM A COURT OF COMPETENT JURISDICTION IN DALLAS COUNTY, TEXAS ONLY. FURTHER, THE PARTIES AGREE AND ACKNOWLEDGE THAT THE ARBITRATOR’S DECISION SHALL BE FINAL AND BINDING, TO THE FULLEST EXTENT PERMITTED BY LAW, AND ENFORCEABLE BY ANY COURT HAVING JURISDICTION THEREOF.

9.9 Assigns. As used herein, the terms “Borrower” and “Lender” shall be deemed to include their respective successors, legal representatives and assigns, whether by voluntary action of the parties or by operation of law.

9.10 USA Patriot Act. Lender hereby notifies Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Publ. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies Borrower and its Subsidiaries, which information includes the name and address of Borrower and its Subsidiaries, and other information that will allow such Lender to identify Borrower and its Subsidiaries in accordance with the Act. If Lender cannot properly verify identity within thirty (30) days, Lender reserves the right to declare the Indebtedness immediately due and payable.

9.11 Errors and Omissions. If requested by Lender, Borrower shall fully cooperate in the correction of any Loan Document so that all Loan Documents accurately describe the Loans. In the event that Borrower fails to comply with Lender’s requests within thirty (30) days, Borrower agrees to pay all costs and expenses incurred by or on behalf of Lender (including attorneys’ fees) in connection with any such correction.

9.12 Abandonment. No amendment, modification, supplement, or waiver of any provision of this Agreement or the other Loan Documents, and no consent to any departure by Borrower therefrom, may in any event be effective unless in writing signed by the Lender, and then only in the specific instance and for the specific purpose given.

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9.13 Severability. If any provision of any of the Loan Documents shall beheld invalid under any applicable law, such invalidity shall not affect any other provision of the Loan Documents that can be given effect without the invalid provision, and, to this end, the provisions of the Loan Documents are severable.

9.14 Counterparts. This Agreement may be executed in counterparts, each of shall be an original instrument and all of which shall together constitute one and the same agreement.

[Signature page follows.]

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.

BORROWER:

INDEPENDENCE POWER HOLDINGS, INC., a Nevada corporation

By:	/s/ Todd Parkin
Name:	Todd Parkin
Title:	CEO

LENDER:

INDEPENDENCE INVESTORS, LLC, a Delaware limited liability company

By:	/s/ David J. Durrett
Name:	David J. Durrett
Title:	Manager

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